 Exhibit 99.1

HUDSON TECHNOLOGIES REPORTS SECOND quarter 2025 reSults

•	Second quarter revenue of $72.8 million; Gross margin of 31%
•	Net income of $10.2 million or $0.23 per diluted share
•	Reports $84.3 million in cash and no debt at June 30, 2025

WOODCLIFF LAKE, NJ – July 30, 2025 – Hudson Technologies, Inc. (NASDAQ: HDSN) announced results for the second quarter and six months ended June 30, 2025.

Brian F. Coleman, President and Chief Executive Officer of Hudson Technologies commented,

“We delivered a solid second quarter despite a slow start to our core selling season as temperatures in the Northeast and Midwest remained relatively mild through early June. As a result, we recorded a slight decrease in revenues compared to the second quarter of 2024. During the quarter, we posted gross margin of 31%, primarily related to increased pricing of certain refrigerants. We also saw continued improvement in our ability to source recovered refrigerants. We’re pleased by the growth we’re seeing in our national reclamation business, which can be attributed to Hudson’s bolstered presence in the marketplace, reflecting our fundamental operating efforts complemented by last year’s strategic acquisition of USA Refrigerants.

“As we move through the balance of the cooling season, we remain focused on meeting the refrigerant and reclamation needs of our customer base. Our long-standing relationships have thrived based upon our ability to reliably provide our customers with the full range of the refrigerants they need, combined with their reciprocity in returning to us the recovered refrigerants that are integral to our supply chain.

“Hudson Technologies has consistently demonstrated the value of our capabilities and industry leadership during previously mandated industry wide transitions. With our national footprint and robust customer network and our commitment to support the transition to lower GWP technologies, we are positioned well as we progress through this third industry-wide phase-down. The current phase-down of HFCs represents a significant long-term growth opportunity for reclaimed HFCs, which will be increasingly necessary to meet demand throughout the useful lives of the existing installed base of HFC units as the supply of newly manufactured HFCs becomes increasingly limited.

“Finally, we further strengthened our unlevered balance sheet, ending the quarter with $84.3 million in cash. Our capital allocation strategy remains committed to three pillars: investing in organic growth, pursuing acquisition opportunities that are additive to our capabilities, and the opportunistic repurchase of our stock. As always, we are focused on ensuring we are meeting customer demand, promoting the practices of recovery and reclamation, and maintaining disciplined capital deployment as we pursue profitable growth to enhance shareholder value,” Mr. Coleman concluded.

Three Months Results

For the quarter ended June 30, 2025, Hudson reported:

•	Revenues of $72.8 million, a decrease of 3% compared to revenues of $75.3 million in the comparable 2024 period. The revenue decline is related to decreased sales volume, offset by slightly increased pricing for certain refrigerants as compared to the second quarter of 2024.
•	Gross margin of 31%, compared to 30% in the second quarter of 2024, primarily driven by slightly increased pricing as compared to the second quarter of 2024.
•	Selling, general and administrative expenses increased slightly to $9.3 million compared to $9.0 million in the second quarter of 2024.
•	Operating income of $12.7 million, compared to operating income of $12.8 million in the prior year period.
•	Net income of $10.2 million or $0.23 per basic and diluted share in the second quarter of 2025, compared to net income of $9.6 million or $0.21 per basic and $0.20 per diluted share in the same period of 2024.

Six Month Results

For the six months ended June 30, 2025, Hudson reported:

•	Revenues of $128.2 million, a decrease of 9% compared to revenues of $140.5 million for the first six months of 2024. Revenues declined primarily related to a slight decrease in sales volume during the first six months of 2025 as well as decreased selling prices for certain refrigerants as compared to the first six months of 2024.
•	Gross margin of 27%, compared to gross margin of 31% in the first six months of 2024.
•	Selling, general and administrative expenses increased slightly to $17.4 million compared to $17.0 million in the first six months of 2024.
•	Operating income of $15.8 million compared to operating income of $25.6 million in the first half of 2024.
•	Net income of $12.9 million or $0.29 per basic and $0.28 per diluted share, compared to net income of $19.1 million or $0.42 per basic and $0.40 per diluted share in the first six months of 2024.

At June 30, 2025 the Company reported $84.3 million in cash and cash equivalents.

Conference Call Information

Hudson Technologies will host a conference call and webcast today, Wednesday, July 30, 2025 at 5:00 p.m. Eastern Time to discuss the Company’s second quarter 2025 results.

Please visit this link at least 5 minutes prior to the scheduled start time in order to register and receive dial-in and webcast details.

A replay of the teleconference will be available until August 29, 2025, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 52624.

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable refrigerant products and services to the Heating Ventilation Air Conditioning and Refrigeration industry. For nearly three decades, we have demonstrated our commitment to our customers and the environment by becoming one of the first in the United States and largest refrigerant reclaimers through multimillion dollar investments in the plants and advanced separation technology required to recover a wide variety of refrigerants and restoring them to Air-Conditioning, Heating, and Refrigeration Institute standard for reuse as certified EMERALD Refrigerants™. The Company's products and services are primarily used in commercial air conditioning, industrial processing and refrigeration systems, and include refrigerant and industrial gas sales, refrigerant management services consisting primarily of reclamation of refrigerants and RefrigerantSide® Services performed at a customer's site, consisting of system decontamination to remove moisture, oils and other contaminants. The Company’s SmartEnergy OPS® service is a web-based real time continuous monitoring service applicable to a facility’s refrigeration systems and other energy systems. The Company’s Chiller Chemistry® and Chill Smart® services are also predictive and diagnostic service offerings. As a component of the Company’s products and services, the Company also generates carbon offset projects.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, the ability to meet financial covenants under its existing credit facility, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, and other risks detailed in the Company's 10-K for the year ended December 31, 2024 and other subsequent filings with the Securities and Exchange Commission. The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact:	Company Contact:
John Nesbett/Jennifer Belodeau	Brian F. Coleman, President & CEO
IMS Investor Relations	Hudson Technologies, Inc.
(203) 972-9200	(845) 735-6000
hudson@imsinvestorrelations.com	bcoleman@hudsontech.com

Hudson Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(Amounts in thousands, except for share and par value amounts)

	June 30,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$84,293	$70,134
Trade accounts receivable – net	35,883	13,629
Inventories	77,683	96,247
Income tax receivable	3,094	6,284
Prepaid expenses and other current assets	11,634	9,218
Total current assets	212,587	195,512

Property, plant and equipment, less accumulated depreciation	22,219	21,554
Goodwill	62,280	62,280
Intangible assets, less accumulated amortization	12,455	14,100
Right of use asset	5,960	6,878
Other assets	2,352	2,328
Total Assets	$317,853	$302,652

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$13,181	$8,692
Accrued expenses and other current liabilities	37,940	33,813
Accrued payroll	2,083	3,704
Other short-term liabilities	1,600	1,600
Total current liabilities	54,804	47,809
Deferred tax liability	4,331	4,076
Long-term lease liabilities	3,939	4,917
Total Liabilities	63,074	56,802

Commitments and contingencies

Stockholders’ equity:
Preferred stock, shares authorized 5,000,000: Series A Convertible preferred stock, $0.01 par value ($100 liquidation preference value); shares authorized 150,000; none issued or outstanding	—	—
Common stock, $0.01 par value; shares authorized 100,000,000; issued and outstanding: 43,652,459 and 44,284,374, respectively	437	443
Additional paid-in capital	106,801	110,792
Retained earnings	147,541	134,615
Total Stockholders’ Equity	254,779	245,850

Total Liabilities and Stockholders’ Equity	$317,853	$302,652

Hudson Technologies, Inc. and Subsidiaries

Consolidated Statements of Income

(unaudited)

(Amounts in thousands, except for share and per share amounts)

	Three months		Six months
	ended June 30,		ended June 30,
	2025	2024	2025	2024
Revenues	$72,849	$75,282	$128,192	$140,532
Cost of sales	50,038	52,711	93,313	96,540
Gross profit	22,811	22,571	34,879	43,992

Operating expenses:
Selling, general and administrative	9,265	9,013	17,435	16,960
Amortization	822	760	1,645	1,458
Total operating expenses	10,087	9,773	19,080	18,418

Operating income	12,724	12,798	15,799	25,574

Interest (income) expense	(651)	152	(1,227)	366

Income before income taxes	13,375	12,646	17,026	25,208

Income tax expense	3,207	3,061	4,100	6,061

Net income	$10,168	$9,585	$12,926	$19,147

Net income per common share – Basic	$0.23	$0.21	$0.29	$0.42
Net income per common share – Diluted	$0.23	$0.20	$0.28	$0.40
Weighted average number of shares outstanding – Basic	43,631,187	45,513,445	43,843,302	45,511,434
Weighted average number of shares outstanding – Diluted	45,157,911	47,275,901	45,390,662	47,377,534

Hudson Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

(Amounts in thousands)

	Six months
	ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$12,926	$19,147
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	1,502	1,564
Amortization of intangible assets	1,645	1,458
Impairment of long lived assets	—	441
Lower of cost or net realizable value inventory adjustment	512	1,983
Allowance for credit losses	(120)	44
Share based compensation	538	751
Amortization of deferred finance costs	113	114
Deferred tax expense (benefit)	255	(380)
Changes in assets and liabilities:
Trade accounts receivable	(22,134)	(2,565)
Inventories	18,052	33,811
Prepaid and other assets	(2,553)	(2,776)
Lease obligations	(1)	(2)
Income taxes receivable	3,190	2,887
Accounts payable and accrued expenses	6,644	(15,642)
Cash provided by operating activities	20,569	40,835

Cash flows from investing activities:
Payments for acquisition	—	(20,670)
Additions to property, plant, and equipment	(1,875)	(2,085)
Cash used in investing activities	(1,875)	(22,755)

Cash flows from financing activities:
Proceeds from issuance of common stock	—	1
Excess tax benefits from exercise of stock options	—	(3)
Repurchase of common shares	(4,535)	—
Cash used in financing activities	(4,535)	(2)

Increase in cash and cash equivalents	14,159	18,078
Cash and cash equivalents at beginning of period	70,134	12,446
Cash and cash equivalents at end of period	$84,293	$30,524

Supplemental disclosure of cash flow information:
Cash paid for interest	$256	$311
Cash paid for income taxes – net	$655	$3,554

Property and equipment included in accrued expenses and other current liabilities	$905	$—